Exhibit 99.1

Carter’s, Inc. Reports Fourth Quarter and Fiscal 2005 Results

-	FOURTH QUARTER SALES INCREASED $118 MILLION, UP 51%

-	FOURTH QUARTER GAAP DILUTED EPS $0.57; ADJUSTED EPS $0.68, UP 36%

-	FISCAL 2005 SALES INCREASED $298 MILLION, UP 36%

-	FISCAL 2005 GAAP DILUTED EPS $1.55; ADJUSTED EPS $2.45, UP 47%

-	FISCAL 2005 OPERATING CASH FLOW INCREASED $95 MILLION

          ATLANTA, Feb. 21 /PRNewswire-FirstCall/ -- Carter’s, Inc. (NYSE: CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, reported its fourth quarter and fiscal 2005 results.

          As noted in its press release dated July 14, 2005, Carter’s, Inc. (the “Company”) acquired all of the outstanding common stock of OshKosh B’Gosh, Inc. (“OshKosh”) for a purchase price of $312.1 million (the “Acquisition”). As part of financing the Acquisition, the Company refinanced its existing debt (the “Refinancing”), including its former senior credit facility, and repurchased all of its 10.875% Senior Subordinated Notes due 2011 (the “Notes”).  Results for fiscal 2005 include OshKosh’s results for the period from July 14, 2005 through December 31, 2005, whereas the results for fiscal 2004 reflect the Company’s results on a stand-alone basis.

          Fourth Quarter 2005 Compared to Fourth Quarter 2004

          Net sales increased 50.6% to $350.5 million.  This increase reflects growth in all channels of distribution and includes $103.7 million in net sales from OshKosh. Excluding OshKosh, net sales increased 6.1% to $246.8 million.

          Retail store sales increased 98.0% to $170.2 million. Excluding OshKosh retail store sales of $76.6 million, retail store sales increased 8.9% to $93.6 million.  This increase was driven by a 6.1% increase in comparable store sales and new store openings.

          The Company’s wholesale sales increased 28.4% to $138.3 million. Excluding OshKosh wholesale sales of $27.0 million, wholesale sales increased 3.2% to $111.3 million. Mass channel sales increased 7.6% to $42.0 million.

          Net income increased 15.4% to $17.3 million, or $0.57 per diluted share, including charges related to the Acquisition and plant closure costs. Excluding these charges, adjusted net income increased 37.5% to $20.7 million, or $0.68 per diluted share.  The reconciliation of income, as reported under generally accepted accounting principles (“GAAP”), to income adjusted for these charges is shown below.

	Three-month period ended December 31, 2005

	Income Before Taxes	Net Income	Diluted EPS

	(dollars in millions, except EPS)
Income, as reported (GAAP)	$28.5	$17.3	$0.57
Acquisition charges:
Inventory step-up (a)	3.5	2.2	0.07
Intangible amortization (b)	1.2	0.7	0.02
	4.7	2.9	0.09
Facility closings:
Mexico closure costs (c)	0.8	0.5	0.02
	5.5	3.4	0.11
Income, as adjusted	$34.0	$20.7	$0.68

(a)	Fair value step-up of inventory acquired from OshKosh included in cost of goods sold.
(b)	Non-cash charges associated with the Acquisition, including the amortization of OshKosh intangible assets, primarily licensing agreements.
(c)	Charges associated with the closure of the Company’s sewing facilities in Mexico.

          Fred Rowan, Chairman and CEO, noted that, “Our results continue to reflect the strength of our diversified platform for growth.  We grew in all of our channels of distribution in the fourth quarter, including a 6.1% comparable store sales increase in our Carter’s retail stores.  We have made significant progress in the initial phases of the OshKosh integration.  With OshKosh, we reached over $1 billion in sales in fiscal 2005 and created significant synergies and organic growth opportunities, which we believe will enable us to sustain our long-term growth objectives.”

          Fiscal 2005 Compared to Fiscal 2004

          Net sales increased 36.2% to $1.1 billion, including $199.8 million in net sales from OshKosh.  Excluding OshKosh, net sales increased 12.0% to $921.5 million.

          Retail store sales increased 56.7% to $456.6 million.  Excluding OshKosh retail store sales of $140.1 million, retail store sales increased 8.6% to $316.5 million.  This increase was driven by a 4.8% increase in comparable store sales and 17 new store openings.  As of December 31, 2005, the Company had 193 Carter’s retail stores and 142 OshKosh retail stores.

          The Company’s wholesale sales increased 26.2% to $486.8 million. Excluding OshKosh wholesale sales of $59.7 million, wholesale sales increased 10.7% to $427.0 million.  Net sales to the mass channel increased 22.0% to $178.0 million.

          Net income decreased 4.9% to $47.2 million, or $1.55 per diluted share, including charges related to the Refinancing, charges related to the Acquisition, and plant closure costs.  Excluding these charges, adjusted net income increased 48.5% to $74.3 million, or $2.45 per diluted share.  The reconciliation of income, as reported under GAAP, to income adjusted for these charges is shown below.

	Fiscal year ended December 31, 2005

	Income Before Taxes	Net Income	Diluted EPS

	(dollars in millions, except EPS)
Income, as reported (GAAP)	$77.9	$47.2	$1.55
Refinancing:
Tender premium (a)	14.0	8.5	0.28
Debt issuance costs (b)	5.6	3.4	0.11
Unamortized discount (c)	0.5	0.3	0.01
	20.1	12.2	0.40
Acquisition charges:
Inventory step-up (d)	13.9	8.5	0.28
Intangible amortization (e)	2.2	1.3	0.04
	16.1	9.8	0.32
Facility closings:
Mexico closure costs (f)	8.4	5.1	0.18
	44.6	27.1	0.90
Income, as adjusted	$122.5	$74.3	$2.45

(a)	Tender premium to repurchase the Notes.
(b)	Non-cash charge to write off debt issuance costs associated with the Refinancing.
(c)	Non-cash charge related to the write-off of the unamortized discount on the Notes.
(d)	Fair value step-up of inventory acquired from OshKosh included in cost of goods sold.
(e)	Non-cash charges associated with the Acquisition, including the amortization of OshKosh intangible assets, primarily licensing agreements.
(f)	Charges associated with the closure of the Company’s sewing facilities in Mexico, including $1.6 million of accelerated depreciation in cost of goods sold.

          Net cash provided by operations was $137.3 million in fiscal 2005 compared to net cash provided by operations of $42.7 million in fiscal 2004.  Net cash provided by operations reflects the increase in earnings, adjusted for non- cash charges and Refinancing charges, and favorable changes in working capital.  Additionally, since the Acquisition, the Company has paid down $70 million of its new $500 million term loan.

          As part of our integration, we have closed all 15 OshKosh “Lifestyle” stores and 14 underperforming OshKosh outlet stores.  With the closure of OshKosh’s Liberty, Kentucky distribution center, we have consolidated OshKosh’s distribution network.  We have closed OshKosh’s Choloma, Honduras sewing facility and have also recently announced our plans to close OshKosh’s Uman, Mexico sewing facility during the first half of fiscal 2006.  These closures will complete our transition to third-party sourcing of OshKosh products.

          During the fourth quarter of fiscal 2005, we opened 10 Carter’s retail stores and closed three stores.  In total, we opened 17 Carter’s retail stores in fiscal 2005 and closed four stores.

          Business Outlook

          Our business outlook is based on our current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although the Company believes the comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

(dollars in millions, except for share data)	First Quarter 2006		Fiscal Year 2006

Consolidated Net Sales	$292.0 +42%(a	)	$1,325 to $1,360
			+18% to +21% (b	)
Consolidated Adjusted
Diluted EPS	$0.53 +15%(c	)	$2.90 to $2.95
			+18% to +20% (d	)

(a)	Comparison to the first quarter of fiscal 2005.
(b)	Comparison to fiscal 2005.
(c)

First quarter of fiscal 2006 excludes $0.6 million in stock option expense related to the adoption of SFAS 123R, or $0.02 per diluted share, $0.7 million in amortization of licensing agreements and leasehold interests, or $0.02 per diluted share, and $0.2 million in charges associated with the closure of Carter’s sewing facilities in Mexico, or $0.01 per diluted share.  Estimated adjusted increase compared to first quarter of fiscal 2005 results of $0.46 per diluted share.

(d)

Fiscal 2006 excludes $3.0 million in stock option expense related to the adoption of SFAS 123R, or $0.10 per diluted share, $2.9 million in amortization of licensing agreements and leasehold interests, or $0.10 per diluted share, and $0.3 million in charges associated with the closure of Carter’s sewing facilities in Mexico.  Estimated adjusted increase compared to adjusted fiscal 2005 results of $2.45 per diluted share as described above, excluding plant closure costs, purchase accounting charges (amortization of licensing agreements, leasehold interests, and inventory adjustments), and debt extinguishment costs.

          The Company will broadcast its quarterly conference call on February 22, 2006 at 8:30 a.m. Eastern Time.  To participate in the call, please dial 1- 913-981-4910.  To listen to the live broadcast over the internet, please log on to www.carters.com, go to “About Carter’s,” click on “Investor Relations,” and then click on the link “Fourth Quarter Conference Call.”  A replay of the call will be available shortly after the broadcast through midnight Eastern Time, March 3, 2006, at 1-719-457-0820, passcode 5943057, and will be archived on the Company’s website at the same location as the live webcast.

          For more information on Carter’s, Inc. please visit www.carters.com.

          Cautionary Language

          Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results for fiscal 2006 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include a decrease in sales to, or the loss of one or more of the Company’s key customers, deflationary trends in prices, disruptions in foreign supply sources, negative publicity, the loss of one or more of the Company’s major suppliers for raw materials, competition in the baby and young children’s apparel market, changes in consumer preference and fashion trends, a decrease in the overall level of consumer spending, the Company’s exposure to interest rate risk, the impact of governmental regulations and environmental risks applicable to the Company’s business, and seasonal fluctuations in the children’s apparel business.  These risks are described in Carter’s, Inc.’s and OshKosh B’Gosh, Inc.’s most recently filed annual reports on Form 10-K under the headings “Risk Factors” and “Statement Regarding Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

          Contact:
          Eric Martin
          Vice President, Investor Relations
          (404) 745-2889

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for share data)
(unaudited)

	Three-month periods ended		Fiscal years ended

	December 31, 2005	January 1, 2005	December 31, 2005	January 1, 2005

Net sales:
Wholesale	$138,349	$107,790	$486,750	$385,810
Retail	170,156	85,941	456,581	291,362
Mass Channel	41,988	39,006	178,027	145,949
Total net sales	350,493	232,737	1,121,358	823,121
Cost of goods sold	224,712	148,426	725,086	525,082
Gross profit	125,781	84,311	396,272	298,039
Selling, general, and administrative expenses	96,082	57,082	288,624	208,756
Facility closure costs	750	31	6,828	620
Royalty income	(6,882)	(3,105)	(20,426)	(12,362)
Operating income	35,831	30,303	121,246	101,025
Loss on extinguishment of debt	—	—	20,137	—
Interest expense, net	7,340	4,863	23,242	18,517
Income before income taxes	28,491	25,440	77,867	82,508
Provision for income taxes	11,166	10,424	30,665	32,850
Net income	$17,325	$15,016	$47,202	$49,658
Basic net income per common share	$0.60	$0.53	$1.65	$1.77
Diluted net income per common share	$0.57	$0.50	$1.55	$1.66
Basic weighted average number of shares outstanding	28,794,402	28,404,776	28,640,252	28,125,584
Diluted weighted average number of shares outstanding	30,494,743	30,077,042	30,376,692	29,927,957

          Adjusted Net Income

          In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present net income and net income on a per share basis excluding certain adjustments discussed above.  Details of these items are presented in the table below, which reconciles the GAAP results to adjusted net income and adjusted net income per share.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of the Company’s future condition or results of operations.  Also, this earnings release and the reconciliation from GAAP results to adjusted results can be found on the Company’s website at www.carters.com.

          Adjusted net income for fiscal 2005 excludes the following after-tax adjustments:

Refinancing:

-	Tender premium of $8.5 million to repurchase the Notes;

-	Non-cash charge of $3.4 million to write off debt issuance costs associated with the refinancing;

-	Non-cash charge of $0.3 million related to the write-off of an unamortized discount on the Notes;

Acquisition charges:

-	Charge of $8.5 million related to a fair value step-up of inventory acquired from OshKosh, included in cost of goods sold;

-	Non-cash charges of $1.3 million for the amortization of licensing agreements and leasehold interests; and

Facility closings:

-	Charge of $5.1 million associated with closure of the Carter’s sewing facilities in Mexico.

          Adjusted results for fiscal 2004 exclude $0.4 million in after-tax restructuring charges related to the closures of the Carter’s sewing facilities in Costa Rica and a distribution facility in Leola, Pennsylvania. These adjustments are set forth in the reconciliation of results in accordance with GAAP to the adjusted results shown in the table below.  The Company believes that the adjusted information in this press release provides a meaningful comparison of its operational and financial results.

CARTER’S, INC.
GAAP VS. ADJUSTED RESULTS
(dollars in thousands, except for share data)
(unaudited)

	Three-month periods ended		Fiscal years ended

	December 31, 2005	January 1, 2005	December 31, 2005	January 1, 2005

Net income, as reported (GAAP)	$17,325	$15,016	$47,202	$49,658
Adjustments (net of tax):
Refinancing:
Tender premium	—	—	8,479	—
Write-off of debt issuance costs	—	—	3,381	—
Write-off of unamortized debt discount	—	—	323	—
	—	—	12,183	—
Acquisition charges:
Amortization of inventory step-up	2,153	—	8,479	—
Amortization of OshKosh licensing agreements and leasehold interests	732	—	1,342	—
	2,885	—	9,821	—
Facility closings:
Mexico closure costs	454	—	5,099	—
Other closure costs	—	15	—	373
Net income, as adjusted	$20,664	$15,031	$74,305	$50,031
Diluted weighted average shares outstanding, as reported	30,494,743	30,077,042	30,376,692	29,927,957
Diluted net income per share, as reported	$0.57	$0.50	$1.55	$1.66
Diluted net income per share, as adjusted	$0.68	$0.50	$2.45	$1.67

CARTER’S, INC.
CONSOLIDATED BALANCE SHEET
(dollars in thousands, except for share data)
(unaudited)

	December 31, 2005	January 1, 2005

ASSETS
Current assets:
Cash and cash equivalents	$84,276	$33,265
Accounts receivable, net	96,144	80,440
Inventories, net	188,454	120,792
Prepaid expenses and other current assets	6,262	4,499
Deferred income taxes	23,909	12,571
Total current assets	399,045	251,567
Property, plant, and equipment, net	79,458	53,187
Tradenames	322,233	220,233
Cost in excess of fair value of net assets acquired	284,172	139,282
Licensing agreements, net	17,150	—
Leasehold interests, net	1,619	—
Deferred debt issuance costs, net	8,257	5,867
Other assets	4,793	2,829
Total assets	$1,116,727	$672,965
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,241	$724
Accounts payable	63,735	26,453
Other current liabilities	87,037	38,422
Total current liabilities	154,013	65,599
Long-term debt	426,791	183,778
Deferred income taxes	124,439	83,579
Other long-term liabilities	24,840	12,076
Total liabilities	730,083	345,032
Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at December 31, 2005 and January 1, 2005	—	—
Common stock, voting; par value $.01 per share; 40,000,000 shares authorized; 28,909,729 shares and 28,432,452 shares issued and outstanding at December 31, 2005 and January 1, 2005	289	284
Additional paid-in capital	260,414	247,610
Deferred compensation	(2,749)	(95)
Accumulated other comprehensive income	1,354	—
Retained earnings	127,336	80,134
Total stockholders’ equity	386,644	327,933
Total liabilities and stockholders’ equity	$1,116,727	$672,965

SOURCE  Carter’s, Inc.
          -0-                                             02/21/2006
          /CONTACT:  Eric Martin, Vice President, Investor Relations of Carter’s, Inc., +1-404-745-2889/
          /Web site:  http://www.carters.com/
          (CRI)